Exhibit 10.1

PRIVATE COLLATERAL LENDERS CORP.

COMMERCIAL LOAN OFFER

DATE: 16-FEB.-2012

TO: Borrower(s)

Xun Oil Corporation

(Incorporated in the State of Florida, U.S.A.)

Tel. 954-604-0912

E-mail: jerrygmik@aol.com

Attention:  Mr. Jerry Mikolajczyk

                  President

This is a Commercial Loan Offer. If you wish to proceed, we will need a complete credit review although a negative credit review will not necessarily impede the disbursal of funding of this loan, the strength of the collateral security offered being paramount. To initiate this process please return a certified cheque or bank draft for the Commercial Loan Underwriting Fee to be followed with a completed application package.

Private Collateral Lenders Corp. (PCLC) has authorized a Direct Commercial Loan under the conditions set forth below. This Offer will remain open for acceptance until 22-Feb.-2012. Please provide your acceptance of this Offer by having the appropriate signing officers sign where indicated below under Corporate Seal and return a signed copy to Peter Louis Santin, M.A., FSCI, RECA-licensed mortgage professional (780) 438-7050 whose services have been retained by PCLC.

Purposes

1) For Acquisition of Producing Oilfields

$  33,000,000

______________________________

TOTAL:

$  33,000,000

Source of Finance

1) PCLC

$  33,000,000

______________________________

TOTAL:

$  33,000,000

Initials By: /s/ JGM

Member in Good Standing: Better Business Bureau (Canada) (Accredited Member)

Dun & Bradstreet (Canada) Reg. #  DUNS 24-318-9771

Edmonton Chamber of Commerce (Canada) • Inverness Chamber of Commerce (Scotland)

If a material change is made in the project without PCLC’s prior written consent, or if, in PCLC’s opinion, a material change in risk occurs before the loan is disbursed, PCLC may, at its discretion, withhold disbursement. If, as the project progresses, it becomes evident that its cost will be greater than the above figures, PCLC may, at its discretion, withhold further disbursement of the loan until the amount of the overrun has been provided by you, or otherwise arranged on a basis acceptable to PCLC. If the actual cost should be less than the above figures, PCLC may, at its discretion, reduce the amount of the loan accordingly. The acceptance of this Offer, the signing or registration of any security documents or the partial disbursement of the loan does not bind PCLC to disburse the loan or to make further disbursements.

COMMERCIAL LOAN TERMS

•

Principal Amount: $33,000,000 United States Dollars (USD).

•

[$20,000,000 Senior Debt. + $13,000,000 Subordinate for future development.)

•

Interest Rate on Senior Debt: 6%

•

Interest Rate on Subordinate: 6%

•

Payment Amount: $1,200,000 (Interest Reserve).

•

Payment Frequency: Prepaid for One (1) Full Year.

•

Date of First Regular Payment: One (1) Year from Closing.

•

Final Interest Adjustment Date: April 30, 2012.

•

Term – Last Payment Date: 12 Months from First Draw.

•

Term in Months: 12 (automatically renewable - same interest)

•

Amortization in Months: 300

•

Origination Fee: 3% of the Gross Financing payable at draw down. This amount shall be deducted from Gross Proceeds at Times of Disbursal. (Includes Lender's, Licensed Mortgage Professional and Legal Fees PLUS One (l) Year Interest Prepayment)

PREPAYMENT

If you are not in default in payment of principal and interest under your loan, you may prepay all or part of the loan amount at any time without notice or penalty. At your option, any prepayment will be applied firstly toward payment of the next instalment of principal and interest under your loan. Any remaining prepayment will be applied against principal, but will not affect your obligation to pay any other instalments on their due dates until the principal amount and interest have been paid in full.

Initials By: /s/ JGM

RENEWAL

If, at the maturity of the term set out in the Loan Terms in this Offer, you are not in default in payment of principal and interest under your loan, and there is any principal amount remaining unpaid under your loan, you shall have the privilege of renewing your loan for a further term on its maturity date upon terms and conditions agreed to by both you and PCLC. If, on the said maturity date, you and PCLC have not so agreed to the terms and conditions for renewing the term of your loan, your loan will be automatically renewed at the maturity date, for a further term which is the lesser of the term in effect prior to the maturity of the term of this loan and the remaining amortization period of your loan, at an interest rate equal to the interest rate then prescribed by PCLC for loans of similar type and risk as your loan upon the same terms and conditions.

SECURITY

Pre-paid Interest for One (1) Full Year from Disbursal of Initial Funding – Monday, April 30, 2012.

Mortgage of Crockett Oil Leases in the amount of $33,000,000 properly described as

(West Crockett Oil and Gas lease, 2,320 acres, Crockett County, Texas) subject to no prior charges.

General Security Agreement subject to no prior charges.

Personal Guarantee of N/A in the full amount of the indebtedness.

Corporate Guarantee of N/A in the full amount of the indebtedness.

CONTINGENT CONDITIONS

(Conditions you must ensure are completed prior to disbursement of any funds)

PROPERTY INSURANCE

Property and public liability insurance as specified in the Cover Note of Insurance including all risk insurance (with extended coverage endorsement) on the Borrower’s real and personal property as required including lands, buildings, equipment and inventory in amounts and from an insurer acceptable to PCLC showing PCLC as low payee or mortgagee by way of standard mortgage endorsement.

LOAN FEE

You shall pay a refundable by guarantee Commercial Loan Underwriting Fee to PCLC of $360,000 CDN. unless other arrangements are made (see below).

IRS REVENUE AGENCY

Confirmation that all Federal Revenue Agency accounts of the corporation are current.

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ACCEPTANCE OF THIS COMMERCIAL LOAN OFFER

You shall provide PCLC with this Commercial Loan Offer accepted by you.

BUSINESS TAX

Evidence that all business taxes are paid to date.

DOCUMENTATION

To include the following:

•

Professional Evaluation showing full debt-service capacity of wells. (Security).

•

Résumé of Evaluator of Crockett (Texas) oilfields Property.

•

Stock Ownership Documentation.

•

Assignment Letter from the Owner of said properties_.

•

Development Plan. (Business Plan)

•

Résumés of Principals.

•

Final Approval by PCLC’s lawyer and underwriter of all Documents presented to PCLC by Borrower.

UNDERLYING CONDITIONS

(Conditions which will remain in effect for the duration of the loan)

CORPORATE CONDITIONS

1.

Xun Oil Corporation shall not without the prior written consent of PCLC:

a)

declare or pay dividends on any shares of its present or future capital stock;

b)

reduce its capital or make any distributions of assets upon or redeem, purchase or otherwise retire or pay off any shares of its present or future capital stock;

c)

make commitments which will result in capital expenditures aggregating in excess of $25,000 in any fiscal year;

d)

effect changes in its operational management’

e)

make loans to, investments in or provide guarantees to or on behalf of others;

f)

create or acquire subsidiaries, affiliated or associated companies;

g)

declare or pay interest or principal on shareholders loan’

h)

transfer effective ownership or control of its assets to others;

i)

make cash payments to shareholders aggregating in excess of $100,000 in any single fiscal year, whether by way of salaries, drawings, fees, or bonuses.

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PROPERTY INSURANCE

You shall maintain insurance satisfactory to PCLC including Financial Loans Guarantee Insurance.

FINANCIAL REPORTING

You shall provide Annual Financial Statements prepared by a professional accountant on a Review Engagement basis (or audited if requested), no later than 120 days after fiscal year-end, and such other information as PCLC may require.

COMMERCIAL LOAN UNDERWRITING FEE

Underwriting Process Fees of $360,000 CDN. Non-Refundable except under the circumstance where all requirements have been met by Borrower(s) and PCLC is not in a workable position to provide the Commercial Loan requested by Borrower(s) by Monday, April 30, 2012, in which circumstance, PCLC shall immediately refund the Underwriting Fee to Borrower(s)

UTILIZATION OF COMMERCIAL LOAN UNDERWRITING FEE

PCLC requires the aforesaid Underwriting Fee from the Borrower(s) in order to pay the professional fees and travel expenses of:

1)

Licensed Mortgage Agent Retainer.

2)

Professional Commercial Loan Underwriter.

3)

Licensed Financial Guarantee Insurance Broker and Underwriters.

4)

Professional Engineer Evaluation Report. (as required).

5)

Professional Geologist Evaluation Report (as required).

6)

PCLC Lawyers Retainer.

7)

Travel and Accommodation Expenses for any or all the aforementioned.

LAPSE DATE

This loan is available to be drawn until expiration of Twelve (12) months following initial draw with the Proviso that no funds will be disbursed by PCLC until all Underwriting has been accomplished and that the funds shall be disbursed within Three (3) Months from the date of Acceptance signatures by the Borrower(s) hereon. If the loan is not fully drawn by this date, it will be capped at the outstanding balance.

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LIFE INSURANCE COVERAGE

______________________________

Although it is not mandatory that you apply for Life Insurance, PCLC has recommended to you that you apply for Life & Disability Insurance for this loan so that your ability to repay the loan is not impaired due to an untimely death or disability. By initialing below you understand and agree that PCLC has provided you the opportunity to apply for such insurance and that you have declined.

Initials By: /s/ JGM

LEGAL DOCUMENTS AND COSTS

PCLC Commercial Lending Administration will arrange for preparation of the legal documents necessary to complete the loan transaction. You should also retain the services of a lawyer of your own to review the legal documents on your behalf and to assist you in any related legal matters, such as making sure you have title to any assets that are used to secure the loan or that are being purchased. You will be responsible for payment of all of PCLC’s costs in addition to payment f your own legal fees even if the loan has lapsed or has, for any reason, been cancelled or varied.

YOU FURTHER AGREE

If you fail to make any required payments when due or fail to perform any promise, term or condition in this or any other agreement with PCLC, you will be in default under this Commercial Loan Offer.

The rights and obligations under this Commercial Loan Offer will continue to apply after the signing or registration of formal security documents.

You authorize PCLC and its solicitor to disburse the loan proceeds as set out above, after paying or retaining any applicable legal costs, insurance premiums and sums required to discharge prior encumbrances on the assets offered as security within a Time Period to not exceed Three (3) Months from the date hereon, provided that the Commercial Loan Underwriting Fees are also paid to PCLC upon signed Acceptance of this Commercial Loan Offer by the Borrower(s).

Initials By: /s/ JGM

COMMERCIAL LOAN OFFER

PRIVATE COLLATERAL LENDERS CORP.

By: /s/ Kathleen Lorraine Osbourne

Kathleen Lorraine Osborne, President

By: /s/ Lloyd William John Osbourne

Lloyd William John Osborne, Vice-President

WITNESSED BY:

/s/ Peter W. Kidston

 Notary Public: Peter W. Kidson

Seal:

Peter Kidston

Notary Public

Nova Scotia

ACCEPTANCE

We agree that the terms and conditions as they have been generally outlined in the preceding document are a reasonable basis on which to proceed with your due diligence process.

____ Attach certified cheque or bank draft for $360,000 payable to Private Collateral Lenders Corp. to cover Underwriting Process Fee (or proof of bank wire to PCLC from Borrower’s banking institution – attached to this Commercial Loan Offer)

____ Complete Loan Application Package referred through Licensed Mortgage Agent, Peter L. Santin.

By: /s/ Jerry G. Mikolajczyk

Borrower: Jerry G. Mikolajczyk, President

_____________________________

                                                Feb. 20,  2012.

Borrower

WITNESSED BY:

By: /s/ A. M. Thomas

Notary Public: A. M. Thomas

Stamp:

A. M. Thomas
Notary Public - State of Florida
My Comm. Expires Dec 18, 2015
Commission # EE 153956
Bonded through National Notary Assn.

c.c. Kathleen Lorraine Osborne, President

      Lloyd William John Osborne, Vice-President

Borrower Solicitor

Jimerson & Cobb, P.A.

Attention: Mr. Christopher M. Cobb, ESQ.

Property Insurance Agent

Sean R. Sassin, CIC

Guaranty Insurance Services, Inc.

3721 Executive Center Drive

Austin, TX 78731

512 381-8373

Life Insurance Agent

Sean R. Sassin, CIC

Guaranty Insurance Services, Inc.

3721 Executive Center Drive

Austin, TX 78731

512 381-8373

Initials By: /s/ JGM